Exhibit 99.2

Amplify Snack Brands Enters into Definitive Agreement to Acquire Tyrrells’ International Portfolio of Better-For-You, Premium Snack Brands

Diversifies and Expands Branded Product Offerings to Create an International Better-For-You Snacking Company with Approximately $317 Million in Pro Forma LTM Net Sales

Leverages Amplify’s and Tyrrells’ Market Leading Brands to Significantly Broaden Customer Reach and Increase International Operating Scale and Presence

Expected to be Accretive to Amplify’s 2017 and 2018 Diluted Earnings Per Share

Austin, Texas – August 8, 2016 – Amplify Snack Brands, Inc. (“Amplify” or the “Company”) (NYSE:BETR) and Crisps Topco Limited and Subsidiaries (“Tyrrells”) today announced that they have executed a definitive agreement under which Amplify will acquire Tyrrells, an international, market-leading and rapidly growing premium Better-For-You snack food business. The transaction has been unanimously approved by Amplify’s board of directors. Under the terms of the £300 million transaction, Tyrrells’ current owner Investcorp and members of the Tyrrells management team will receive approximately £278 million in cash and approximately 2.1 million shares of Amplify’s common stock.1 Amplify expects to close the transaction by the end of the third quarter of calendar 2016. Amplify expects that this acquisition will be accretive to both the Company’s 2017 and 2018 diluted earnings per share.

Founded in 2002 and headquartered in Herefordshire, England, Tyrrells is a diversified, international snacking company that manufactures and markets iconic, market-leading brands including Tyrrells Potato Crisps®, Tyrrells branded Vegetable Crisps, Tyrrells Poshcorn®, Tyrrells Nibbles®, Tyrrells Tortillas®, in the United Kingdom, Europe and many other international markets; Yarra Valley, manufacturer of Thomas Chipman and The Wholesome Food Company brands in Australia; and Aroma Snacks, manufacturer of Lisa’s kettle chips in Germany. Importantly, the product characteristics and flavor profiles of these on-trend premium brands align with Amplify’s Better-For-You snacking strategy. With distribution across a highly diverse set of international sales channels, Tyrrells generated approximately $111 million in net sales for the last twelve months (“LTM”) ended June 30, 2016, and achieved a compound annual net sales growth rate of 23% from fiscal year 2013 to fiscal year 2016. During the last twelve months ended June 30, 2016, Tyrrells generated approximately £18.3 in management presented EBITDA, as adjusted through due diligence in connection with the transaction.2 Tyrrells is the #2 player in the hand-cooked premium chip market in the UK and the #1 player in France, with existing and growing penetration in other key Western European markets. Tyrrells has a strong presence across the potato chip, vegetable chip, corn chip and popcorn product categories and is supported by five international manufacturing facilities in England, Germany, and Australia.

[1]	Share consideration is fixed based on closing August 5, 2016 Amplify’s stock price and GBP to USD exchange rate of 1.3042. There is no fixed exchange rate for the cash consideration component of purchase price but Amplify has hedged the majority of the cash consideration component.
[2]	See Appendix A to this release for additional detail on how this figure has been calculated. This figure includes, among other items, the estimated impact to Tyrrells consolidated EBITDA that would have been contributed by two businesses that Tyrrells acquired in August 2015 and March 2016, respectively, as if such businesses had been acquired as of the beginning of the period.

“Together, Amplify and Tyrrells will partner to create a truly unique international Better-For-You snack food leader that can continue to drive robust future revenue and earnings growth,” said Tom Ennis, Amplify’s President and Chief Executive Officer. “We believe that the combination with Tyrrells will create significant long-term value for all of our stakeholders. Similar to Amplify, Tyrrells has a strong entrepreneurial spirit and successful track record of transforming categories and creating growth brands. We welcome David Milner and his team, and look forward to the opportunity to increase our operating scale, international reach, and product and brand diversity as we capture revenue synergies. We plan to capitalize on each company’s market leadership and sales forces to drive higher revenue growth than either company could independently accomplish.”

David Milner, Chief Executive Officer of Tyrrells commented, “We’re excited to join Amplify’s Better-For-You snack food platform as we combine our highly complementary businesses and brands to build an even stronger company for future international success. We were lucky enough to be able to choose our long-term partner and this partnership provides a significant opportunity to accelerate sales growth for Tyrrells’ brands in the United States, as well as the scope for Amplify’s brands in the international marketplace. Building upon the strength of each of our respective customer relationships and leveraging Tyrrells’ manufacturing capabilities, we shall be entering new territories as well as broadening our reach in existing markets.”

Strategic and Financial Benefits

The transaction will create a large and diversified pure-play international Better-For-You snack food company. Amplify believes the combination will provide the following strategic and financial benefits:

•	Diversifies and Expands Better-For-You Branded Product Offerings: The combination of Amplify’s existing portfolio of brands including SkinnyPop, Paqui and Oatmega, with the leading international brands of Tyrrells, Thomas Chipman, Wholesome Goodness, and Lisa’s creates a combined international company with approximately $317 million in pro forma LTM net sales ended June 30, 2016. The acquisition creates a company with meaningful brand, product category, retail channel and geographic diversity. Following the closing of the transaction, Amplify’s North American footprint would represent approximately 63% of net sales, the United Kingdom would represent approximately 23% of net sales, and the Rest of the World would represent approximately 14% of net sales, based on pro forma net sales for the last 12 months ended June 30, 2016 for both companies.

•	Accelerated International Expansion and Whitespace Realization: The acquisition of Tyrrells allows Amplify to more rapidly realize the opportunity provided by global Better-for-You snacking trends. Complementary distribution channels and sales teams provide actionable whitespace opportunities and potential to accelerate revenue growth for both Tyrrells’ and Amplify’s current brand portfolios. Minimal product and business overlap create two-way cross-sell opportunities to help accelerate entry into new markets and broaden reach in existing markets. Amplify will benefit from the presence of an international sales team with strong customer relationships in over 40 countries, while Tyrrells’ brands can leverage Amplify’s outstanding US-focused capabilities.

•	Increased Scale Provides Significant Future Benefits: In addition to benefitting from greater operating scale and increased procurement savings, Tyrrells’ outstanding manufacturing expertise and international capabilities will provide future cost benefits to the Company. Beyond these cost benefits, the combined company expects to realize additional benefits of scale via sharing of best practices, leveraging established infrastructure and strengthening retail partnerships.

•	Addition of Experienced Executive Team: The transaction will add a talented group of executives, with strong international consumer packaged goods backgrounds and a proven track record of growth, to the core Amplify team. Upon closing of the transaction, Tyrrells’ management team will remain in place with David Milner continuing as President International for Amplify, reflecting his commitment and belief in the future success of the combined company. Other key members of Tyrrells’ senior management team will join Amplify to help manage the international brands and manufacturing operations.

Transaction Details

Under the terms of the transaction agreement, Tyrrells will become a wholly-owned subsidiary of Amplify. The transaction is valued at £300 million, comprising of approximately £278 million in cash and approximately 2.1 million shares of Amplify’s common stock issued to Investcorp and members of Tyrrells management team, valued at £22 million. Amplify plans to finance the cash portion of this transaction with debt and has secured financing commitments from Jefferies Finance LLC, Credit Suisse AG, Credit Suisse (USA) LLC, and Goldman Sachs Bank USA. Pro forma for the transaction, net leverage is expected to be approximately 5.7x.3 Amplify remains committed to maintaining long-term net leverage in the 4.0x to 4.5x range and expects to be well within that leverage range, via organic growth and subsequent free cash generation, by the end of 2017. The transaction is expected to close by the end of the third quarter of calendar 2016, subject to customary closing conditions including approval by regulators.

Advisors

Jefferies LLC is serving as financial advisor and Goodwin Procter LLP is acting as legal counsel to Amplify. Houlihan Lokey is serving as financial advisor and Shearman & Sterling LLP is acting as legal counsel to Investcorp and Tyrrells.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss this transaction and its second quarter 2016 financial results today, Monday, August 8, 2016 at 7:00 a.m. Central time (8:00 a.m. Eastern time). Investors interested in participating in the live call can dial 877-407-9039 from the U.S. International callers can dial 201-689-8470.

[3]	The estimated pro forma net leverage ratio has been calculated as estimated net leverage at the closing of the transaction divided by the sum of (a) Amplify Adjusted EBITDA LTM ended June 30, 2016 plus (b) Tyrrells Diligence Adjusted Run-Rate EBITDA LTM ended June 30, 2016 plus (c) $1.0 million in estimated cost savings. See Appendix A to this release for additional information on how “Tyrrells Diligence Adjusted Run-Rate EBITDA” has been calculated.

In addition, the call will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at http://amplifysnackbrands.com.

The webcast will be archived for 30 days. A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, August 18, 2016, by dialing 877-870-5176 from the U.S., or 858-384-5517 from international locations, and entering confirmation code 13641697.

About Amplify Snack Brands, Inc.

Headquartered in Austin, Texas, Amplify Snack Brands is a high growth snack food company focused on developing and marketing products that appeal to consumers’ growing preference for Better-For-You (BFY) snacks. Our brands SkinnyPop®, Paqui® and Oatmega® embody our BFY mission of “snacking without compromise” and have amassed a loyal customer base across a wide range of food distribution channels in the United States and Canada. For additional information, please visit: http://amplifysnackbrands.com.

About Crisps Topco Limited and Subsidiaries

Crisps Topco Limited and Subsidiaries (“Tyrrells”) is based on a farm in the picturesque countryside in the English county of Herefordshire and since its creation in 2002, has grown to become one of the UK’s best loved premium snack brands. The Tyrrells portfolio consists of award-winning Potato Crisps, Vegetable Crisps, ‘Furrows’ Crinkle Cut Crisps, Poshcorn - premium popcorn, and Tyrrells ‘Alternatives’. Tyrrells Crisps has recently scooped a Queens Award for Enterprise and is proud to hold over 64 gold Great Taste Awards, more than any other premium crisp producer.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements with regard to the proposed acquisition of Crisps Topco Limited and subsidiaries. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “could”, “intends”, “target”, “projects”, “contemplates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements and the consummation of the proposed transaction and the terms thereof are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) our ability to successfully consummate the proposed acquisition of Crisps Topco Limited and subsidiaries on the terms described in this press release or at all, (ii) the satisfaction of all necessary closing conditions and approvals for the proposed acquisition, (iii) our ability to successfully integrate Crisps Topco Limited and subsidiaries with our existing operations following the consummation of the proposed acquisition, (iv) changes in consumer preferences and discretionary spending may have a material adverse effect on our brand loyalty, net sales, results of operations and financial condition, (v) we rely on sales to a limited number of distributors and retailers for the substantial majority of our net sales, and the loss of one or more such distributors or retailers may harm our business, and (vi) sales of a limited number of SkinnyPop products and flavors contributed all of our historical profitability and cash flow and a reduction in the sale of our SkinnyPop products would have a material adverse effect on our ability to remain profitable and achieve future growth.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, in each case, as filed with the Securities and Exchange Commission (“SEC”) and in other filings we will make with the SEC from time to time, particularly under the caption “Risk Factors”.

You should not place undue reliance upon forward-looking statements as predictions of future events. Amplify has based the forward-looking statements contained in this press release on its current expectations and projections about future events and trends that it believes may affect its business, financial condition, results of operations and prospects. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Amplify undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Business and Financial Information of Crisps Topco Limited and Subsidiaries

This press release contains certain information regarding the business, operations and financial results of Crisps Topco Limited and its subsidiaries. This information has been prepared by Crisps Topco Limited and its subsidiaries, and not by Amplify. The financial results of Crisps Topco Limited and subsidiaries that are presented in this press release have been prepared by Crisps Topco Limited in accordance with generally accepted accounting principles in the United Kingdom (“UK GAAP”) and not generally accepted accounting principles in the United States (“US GAAP”). You should be aware that there are differences between UK GAAP (used by Crisps Topco Limited) and US GAAP (used by Amplify). If the proposed acquisition is consummated, Amplify will file with the Securities and Exchange Commission, within 71 calendar days following the date that Amplify is required to file a Current Report on Form 8-K announcing the consummation of the acquisition, the historical financial statements of Crisps Topco Limited and the pro forma financial information that is required under Regulation S-X.

The financial results of Crisps Topco Limited and subsidiaries have not been audited or reviewed by Amplify’s independent auditors. The historical past practices of Crisps Topco Limited and subsidiaries in the preparation of their historical financial statements may differ from the practices and interpretations applied by Amplify. As such, the historical financial results of Crisps Topco Limited and subsidiaries that are ultimately provided by Amplify or reflected in Amplify’s financial statements in future periods may vary from the information provided herein.

Crisps Topco Limited and subsidiaries have historically maintained a fiscal year end on or around March 31 (on a 52-week per year calendar), as compared to Amplify’s fiscal year end of December 31. To the extent necessary, the historical financial results of Crisps Topco Limited and subsidiaries have been calendarized to match Amplify’s fiscal year end, solely for presentation purposes.

LTM and Pro Forma Financial Measures

This press release contains certain financial information that is presented as “LTM ended June 30, 2016” and/or “pro forma” for the proposed acquisition by Amplify of Crisps Topco Limited and subsidiaries.

“LTM ended June 30, 2016” financial information as used in this press release represents financial data (i) for Amplify, for the 12 months ended June 30, 2016, calculated by adding the financial data for the six months ended June 30, 2016 to the financial data for the year ended December 31, 2015 and subtracting the financial data for the six months ended June 30, 2015, (ii) for Crisps Topco Limited and subsidiaries, for the four quarters ended July 1, 2016, calculated by adding the financial data for the quarter ended July 1, 2016 to the financial data for the year ended April 1, 2016 and subtracting the financial data for the quarter ended June 26, 2015.

Unless otherwise indicated herein, “pro forma” financial information as used in this press release represents the arithmetic combination of the results of Amplify and Crisps Topco Limited and subsidiaries over the periods presented. In addition, the historical financial results of Crisps Topco Limited and subsidiaries have been converted from pounds sterling (£) to USD ($) based on a GBP / USD spot rate of 1.31 as of August 5, 2016, solely for presentation purposes.

Set forth below is a table showing the calculation of “Pro Forma LTM Net Sales” as presented in this release (all Tyrrells results converted to USD, dollars presented in millions, unaudited):

	Amplify	Crisps Topco Limited	Pro Forma
Net Sales LTM ended June 30, 2016	$206.5	$110.6	$317.1

The “pro forma” financial information used in this press release does not represent pro forma financial information prepared in accordance with Article 11 of Regulation S-X. As noted above under “Business and Financial Information of Crisps Topco Limited and Subsidiaries”, if the proposed acquisition is consummated, Amplify will file with the Securities and Exchange Commission, within 71 calendar days following the date that Amplify is required to file a Current Report on Form 8-K announcing the consummation of the acquisition, the pro forma financial information in respect of the proposed acquisition that is required under Regulation S-X.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures regarding Crisps Topco Limited. These non-GAAP financial measures, which include presentations of EBITDA and Adjusted EBITDA, have been presented in order to aid understanding in Crisp Topco Limited’s business performance. EBITDA and Adjusted EBITDA are explained and reconciled to net income, the closest comparable GAAP measure, in the tables contained in Appendix A to this release.

Amplify management and Crisps Topco Limited management believe that EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, are meaningful to investors because they provide a view of our businesses with respect to ongoing operating results. EBITDA and Adjusted EBITDA are not and should not be considered alternatives to net income or any other figures calculated in accordance with GAAP, or as an indicator of operating performance. Amplify and Crisps Topco Limited’s method of calculation of EBITDA and Adjusted EBITDA may differ from methods used by other companies. Amplify management and Crisps Topco Limited management believes that these non-GAAP measurements are important to help gain an understanding of overall operating results in the periods presented. Such non-GAAP measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

APPENDIX A

Crisps Topco Limited and Subsidiaries

Reconciliation of Net Income to Presentations of EBITDA and Adjusted EBITDA

	£ in Millions; Fiscal Year-End 3/31; Unaudited
	2014A	2015A	2016A	LTM 6/30/2016
Net Income	(7.5)	(9.5)	(2.5)	(2.8)
Interest Expense (1)	7.8	12.3	12.8	13.3
Taxes	(0.2)	1.3	0.9	0.8
Depreciation	1.1	2.0	2.3	2.5
Amortization	2.7	4.0	—	—
Other	(0.0)	(0.0)	(0.1)	(0.2)

Statutory EBITDA (2)	£3.8	£10.0	£13.4	£13.7

Tyrrells Management Adjustments:
PF Impact of Yarra Valley and Lisa’s Acquisitions (3)	0.7	1.6	1.5	1.3
Constant Currency Adjustment	(0.1)	0.4	1.0	0.8
Acquisition Related Costs (4)	5.1	0.1	1.1	1.3
Removal of Week 53 (5)	—	—	(0.3)	(0.3)
Other Non-Recurring Adjustments (6)	1.3	2.4	2.0	2.3

Tyrrells Management Presented EBITDA	£10.8	£14.5	£18.8	£19.1

Diligence Adjustments:
Amplify Diligence Adjustments (7)	(0.2)	(0.3)	(0.8)	(0.7)

Tyrrells Management Presented EBITDA, as Adjusted through Diligence	£10.6	£14.2	£18.0	£18.3

Run-Rate Adjustments:
Run-Rate Adjustments (8)	—	—	—	1.0

Tyrrells Diligence Adjusted Run-Rate EBITDA	£10.6	£14.2	£18.0	£19.3

1.	Interest expense consists of (i) non-cash interest that was incurred by Tyrrells on certain related party debt obligations that were issued in connection with a previous restructuring of Tyrrells and (ii) cash interest paid by Tyrrells on its outstanding bank debt.
2.	Statutory EBITDA includes EBITDA that was contributed by businesses acquired during the period solely from the date of the completion of such acquisitions forward.
3.	Represents the estimated impact to Tyrrells’ consolidated EBITDA that would have been contributed by both the Yarra Valley and Lisa’s businesses as if such businesses had been acquired as of the beginning of each period. Yarra Valley was acquired by Tyrrells in August 2015 and Lisa’s was acquired by Tyrrell’s in March 2016. Does not represent pro forma financial information prepared in accordance with Article 11 of Regulation S-X.

4.	Represents non-recurring deal and diligence costs associated with the Investcorp, Yarra Valley, and Lisa’s acquisitions.
5.	Normalized EBITDA for the impact of a 53 week fiscal year in 2016, as compared to other years that contain 52.
6.	Represents other non-recurring adjustments such as one-time excess co-manufacturing costs incurred due to capacity constraints in popcorn and potato crisps, higher manufacturing costs associated with the production of potato crisps due to capacity constraints, other abnormal input costs, management reorganization costs, distributor breakage costs, and one-time legal and consulting fees.
7.	Represents certain reversals to Management Adjustments that Amplify did not consider to be one-time in nature as well as a reclassification of an accrual.
8.	Represents the run-rate impact of new secured distribution, new terms agreed to with customer, the full-year effect of new product listings and new customers, contracted input price increases / decreases, and incremental overhead required to deliver additional volumes.

CONTACT

Investors

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Media

ICR

Cory Ziskind

646-277-1232

cory.ziskind@icrinc.com